L
ENNAR
P
ARTNERS
An LNR Company

March 1, 2005

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services (CMBS), Wachovia 2003-C9

Re:
Annual Independent Public Accountant's Servicing Report
Pooling and Servicing Agreement
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through
Certificates, Series 2003-C9

To Whom It May Concern:

As of and for the year ended December 31, 2004, Lennar Partners, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage
Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
applicable to the commercial and multifamily mortgages for the Special Servicer as noted in the attachment to this assertion. As of and for this same period, Lennar Partners, Inc. had in effect a fidelity bond in the amount of $10,000,000 and an errors and omissions policy in the amount of
$10,000,000.

Sincerely,

LENNAR PARTNERS, INC.

/s/ Susan K. Chapman
Susan K. Chapman
Vice President

cc:
Wachovia Bank, NA
NC 1075, 8739 Research Drive-URP4
Charlotte, NC 28202
Wachovia Series 2003-C9

1601 Washington Avenue Suite 700 Miami Beach, Florida 33139
Telephone: (305) 695-5600 Fax: (305) 695-5601

Wachovia 2003-C9
March 1, 2005

LaSalle Bank NA
135 S. LaSalle Street, Ste. 1625
Chicago, IL 60603
Asset Backed Securities Wachovia 2003-C9

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288-0166
William J. Cohane

Citigroup Global Markets Inc.
388 Greenwich St. 11th Floor
New York, NY 10013
Joseph Siragusa

ABN AMRO Incorporated
55 East 52nd Street
New York, NY 10055
Frank Forelle

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10041-0003
Rolf Edwards

Allied Capital Corporation
1919 Pensylvania Avenue, 3rd Floor
Washington, D.C. 20006
John Scheurer

Fitch, Inc.
One State Street Plaza, 31st Floor
New York. NY 10041-0003
Commercial Mortgage Surveillance

S&P Ratings Services
55 Water Street
New York, NY 10041-0003
CMBS Surveillance Group

Mortgage Bankers Association of America
Uniform Single Attestation Program for Mortgage Bankers

Minimum Servicing Standards Applicable to
Lennar Partners, Inc. as Special Servicer for
Wachovia 2003-C9

Minimum Servicing Standards
Applicable
Not Applicable

I. Custodial Bank Accounts

1. Reconciliations shall be prepared on a monthly basis for all
X
custodial bank accounts and related bank clearing accounts.

2. Funds of the servicing entity shall be advanced in cases where
X
there is an overdraft in an investor's or a mortgagor's account.

3. Each custodial account shall be maintained at a federally
X
insured depository institution in trust for the applicable
investor.

4. Escrow funds held in trust for a mortgagor shall be returned to
X
the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II. Mortgage Payments

1. Mortgage payments shall be deposited into the custodial bank
X
accounts and related bank clearing accounts within two
business days of receipt.

2. Mortgage payments made in accordance with the mortgagor's
X
loan documents shall be posted to the applicable mortgagor
records within two business days of receipt.

3. Mortgage payments shall be allocated to principal, interest,
X
insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

4. Mortgage payments identified as loan payoffs shall be allocated
X
in accordance with the mortgagor's loan documents.

Minimum Servicing Standards
Applicable
Not Applicable

III. Disbursements

1. Disbursements made via wire transfer on behalf of a mortgagor
X
or investor shall be made only by authorized personnel.

2. Disbursements made on behalf of mortgagor or investor shall be
X
posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

3. Tax and insurance payments shall be made on or before the
X
penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

4. Any late payment penalties paid in conjunction with the payment
X
of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or
omission.

5. Amounts remitted to investors per the servicer's investor reports
X
shall agree with canceled checks, or other form of payment, or custodial bank statements.

6. Unused checks shall be safeguarded so as to prevent
X
unauthorized access.

IV. Investor Accounting and Reporting

1. The servicing entity's investor reports shall agree with or
X
reconcile to investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V. Mortgagor Loan Accounting

1. The servicing entity's mortgage loan records shall agree with, or
X
reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

2. Adjustments on ARM loans shall be computed based on the
X
related mortgage note and any ARM rider.

3. Escrow accounts shall be analyzed, in accordance with the
X
mortgagor's loan documents, on at least an annual basis.

Minimum Servicing Standards
Applicable
Not Applicable

V. Mortgagor Loan Accounting (continued)

4. Interest on escrow accounts shall be paid, or credited, to
X
mortgagors in accordance with the applicable state laws. (A
compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA's FAX ON
DEMAND service. For more information, contact MBA.)

VI. Delinquencies

1.
Records documenting collection efforts shall be maintained
X
during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or
unemployment).

VII. Insurance Policies

1. A fidelity bond and errors and omissions policy shall be in effect
X
on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's
assertion.